Exhibit 1.2

THIS LETTER OF TRANSMITTAL IS FOR USE ONLY IN CONJUNCTION WITH THE AMALGAMATION INVOLVING SAVANNA ENERGY SERVICES CORP., THE SHAREHOLDERS OF SAVANNA ENERGY SERVICES CORP., TOTAL ENERGY SERVICES INC. AND 2043324 ALBERTA LTD.

IN ORDER TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL MUST BE DULY COMPLETED AND EXECUTED AND RETURNED TO THE DEPOSITARY, COMPUTERSHARE INVESTOR SERVICES INC. IT IS IMPORTANT THAT SAVANNA SHAREHOLDERS DULY COMPLETE AND EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

SAVANNA ENERGY SERVICES CORP.

LETTER OF TRANSMITTAL

FOR HOLDERS OF COMMON SHARES OF SAVANNA ENERGY SERVICES CORP.

Please read the Instructions set out below and the information circular and proxy statement of Savanna Energy Services Corp. dated May 19, 2017 (the “Information Circular”) carefully before completing this Letter of Transmittal.

TO:	SAVANNA ENERGY SERVICES CORP.
AND TO:	TOTAL ENERGY SERVICES INC.
AND TO:	2043324 ALBERTA LTD.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC. (THE “DEPOSITARY”), AS DEPOSITARY

This letter of transmittal (the “Letter of Transmittal”) is for use by registered holders of common shares (“Savanna Shares”) of Savanna Energy Services Corp. (“Savanna”) in connection with the proposed amalgamation (the “Amalgamation”) involving Savanna, holders (“Savanna Shareholders”) of common shares (“Savanna Shares”) of Savanna, Total Energy Services Inc. (“Total”) and 2043324 Alberta Ltd. (“Subco”) pursuant to an amalgamation agreement dated May 19, 2017 (the “Amalgamation Agreement”), a copy of which is attached as Appendix B to the Information Circular. Capitalized terms used but not defined in this Letter of Transmittal shall have the respective meanings given to them in the Information Circular.

This Letter of Transmittal is only to be used by registered Savanna Shareholders. Savanna Shareholders whose Savanna Shares are registered in the name of a broker, dealer bank, trust company or other nominee should immediately contact such person to arrange for the deposit of their Savanna Shares.

Pursuant to the Amalgamation, Savanna Shareholders (other than Total and Savanna Dissenting Shareholders) will receive 0.1300 of a common share of Total (each whole share, a “Total Share”) and one (1) Series A redeemable preferred share of Total (a “Total Redeemable Preferred Share”) for each Savanna Share held. Immediately following the effective time of the Amalgamation (the “Effective Time”), each Total Redeemable Preferred Share will be redeemed for $0.20 in cash per share (the “Redeemable Preferred Share Redemption Amount” together with the Total Shares issuable under the Amalgamation, the “Amalgamation Consideration”).

Savanna Shareholders will not receive the Amalgamation Consideration to which such Savanna Shareholder is so entitled under the Amalgamation until they submit their certificates or direct registration statements (“DRS Statement”) representing Savanna Shares (referred to herein as a “Savanna Certificate”) to the Depositary along with a duly completed and executed Letter of Transmittal, or a manually executed facsimile hereof, and such other documents as may be required by the Depositary.

No certificates for Total Redeemable Preferred Shares will be issued to Savanna Shareholders by the Depositary, as such shares will be redeemed immediately following the Effective Time. Instead, Savanna Shareholders who validly deliver a Letter of Transmittal with all other required documentation will receive a cheque for the aggregate Redeemable Preferred Share Redemption Amount (after deduction for any applicable withholding taxes required by law) in addition to any Total Shares to which they are entitled under the Amalgamation.

The Depositary or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see back page of this document for addresses and telephone numbers relating to the Depositary). Persons whose Savanna Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should immediately contact such person for assistance with depositing their Savanna Shares.

STEP 1: DESCRIBE THE SAVANNA SHARES BEING DEPOSITED

All Savanna Shareholders must complete this Step.

The undersigned registered Savanna Shareholder hereby delivers to the Depositary the enclosed Savanna Certificate(s) to be exchanged for a DRS Statement representing Total Shares and a cheque for the aggregate Redeemable Preferred Share Redemption Amount, all in accordance with the Amalgamation and the Amalgamation Agreement, as applicable, and as further described in the Information Circular.

Savanna Certificate Number(s)*	Name in which Savanna Shares are Registered	Number of Savanna Shares
TOTAL

(if space above is not sufficient, please attach a signed list in the form above)

☐	Some or all of the Savanna Certificates have been lost, stolen or destroyed (check box if applicable). Please review section 7 of the Instructions for the procedure to obtain the Amalgamation Consideration (as defined below).

*	A certificate number does not need to be provided if the Savanna Shares are represented by a DRS Statement. The Direct Registration System is a system that allows shares to be held in book-entry form without having a physical share certificate issued as evidence of ownership. Instead, shares are held and registered electronically in the record systems of an issuer’s transfer agent, which can be confirmed in the DRS Statement.

STEP 2: MAKE THE FOLLOWING DECLARATION

The undersigned:

1.	represents and warrants that:

(a)	the undersigned is the legal owner of the above listed Savanna Shares, which represent all of the Savanna Shares owned by the undersigned, and has good title to the Savanna Shares being deposited, free and clear of all liens, restrictions, charges, encumbrances, claims, security interests, equities and rights of others, together with all rights and benefits;

(b)	the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Savanna Shares being deposited in accordance with the Amalgamation and that, when the Amalgamation Consideration is received and/or paid for such Savanna Shares, none of Savanna, Total, Subco or any successors thereto will be subject to any adverse claim in respect of such Savanna Shares;

(c)	the deposit of the undersigned’s Savanna Shares complies with applicable Laws;

(d)	all information inserted into this Letter of Transmittal by the undersigned is true, complete and accurate;

(e)	the Savanna Shares have not been sold, assigned or transferred nor has any agreement been entered into to sell, assign or transfer any such deposited Savanna Shares to any other person, other than under the Amalgamation;

(f)	the undersigned is not acting for the account or benefit of a person from any jurisdiction in which the deposit of the Savanna Shares would not be in compliance with the Laws of such jurisdiction and is not in, or delivering this Letter of Transmittal from, such a jurisdiction; and

(g)	the covenants, representations and warranties shall survive the completion of the Amalgamation;

2.	acknowledges receipt of the Information Circular;

3.	irrevocably constitutes and appoints each director and officer of Savanna and any other person designated by Savanna in writing the true and lawful agent and attorney and attorney-in-fact, with full power of substitution and re-substitution of the Savanna Certificates in the name of and on behalf of the undersigned, to do such acts or take such actions with respect to the exchange of the Savanna Certificates for the Amalgamation Consideration in accordance with the Amalgamation and the Amalgamation Agreement, as applicable (such power of attorney being deemed to be an irrevocable power coupled with an interest);

4.	revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney, attorney-in-fact or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the deposited Savanna Shares and agrees that no subsequent authority, whether as agent, attorney, attorney-in-fact or otherwise, will be granted with respect to the deposited Savanna Shares;

5.	directs the Depositary to issue or cause to be issued a DRS Statement representing the Total Shares and a cheque for the aggregate Redeemable Preferred Share Redemption Amount to which the undersigned is entitled pursuant to the Amalgamation (together with any dividends or distributions with respect thereto) in the name indicated below and to send the same to the address, or hold the same for pickup, as indicated in this Letter of Transmittal;

6.	covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of Savanna Certificates for the Amalgamation Consideration;

7.	acknowledges that all authority conferred, or agreed to be conferred, by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned;

8.	acknowledges that the delivery of the deposited Savanna Shares shall be effected, and the risk of loss to such deposited Savanna Shares shall pass, only upon proper receipt thereof by the Depositary;

9.	understands and acknowledges that no physical certificate(s) or DRS Statements for Total Redeemable Preferred Shares will be issued to Savanna Shareholders upon payment for the deposited Savanna Shares; rather, the Total Redeemable Preferred Shares will be issued and held by the Depositary in the name of the applicable Savanna Shareholder and registered electronically in Total’s records. Immediately following the Effective Time, the Total Redeemable Preferred Shares will be redeemed by Total for the Redeemable Preferred Share Amount and former Savanna Shareholders will be entitled to receive a cheque representing the aggregate Redeemable Preferred Share Amount;

10.	acknowledges and agrees that, subject to any applicable Laws relating to unclaimed personal property, each Savanna Certificate formerly representing Savanna Shares that is not validly deposited with the Depositary together with a duly completed and executed Letter of Transmittal and any other documents the Depositary reasonably requires on or before the last Business Day prior to the third anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature, including the right of the holder of such Savanna Shares to receive the Amalgamation Consideration. In such case, the DRS Statement representing the Total Shares and the cheque representing the aggregate Redeemable Preferred Share Redemption Amount to which the holder is entitled to pursuant to the Amalgamation (including any dividends or other distributions in respect of the Total Shares) shall be returned by the Depositary to Total and the Total Shares and the cheque representing the aggregate Redeemable Preferred Share Redemption Amount shall be returned to Total;

11.	by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Savanna Shares deposited pursuant to the Amalgamation will be determined by Savanna and the Depositary in their sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on Savanna, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice;

12.	acknowledges that it has consulted or has had the opportunity to consult its own tax advisor with respect to the potential income tax consequences to them of the Amalgamation, including any elections to be made in respect thereof;

13.	by reason of the use by the undersigned of this Letter of Transmittal in the English language, the undersigned acknowledges that he, she or it is deemed to have required that any contract evidenced by the Amalgamation as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En utilisant une version anglaise de cette lettre d’envoi et formulaire de choix, le soussigné est réputé avoir exigé que tout contrat attesté par l’Amalgamation, tel qu’il est accepté au moyen de cette lettre d’envoi et formulaire de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais;

14.	acknowledges that if the Amalgamation is completed, the deposit of Savanna Shares pursuant to this Letter of Transmittal is irrevocable;

15.	acknowledges that if the Amalgamation is not completed and the Amalgamation Agreement is terminated or Savanna, Total or Subco terminate their obligations thereunder pursuant to its terms, the undersigned directs the Depositary to return the enclosed Savanna Certificates to the address of the Savanna Shareholder indicated below by first class mail; and

16.	acknowledges that Savanna, Total or Subco may be required to disclose certain personal information in respect of the undersigned to, and which disclosed personal information may be used by: (a) stock exchanges or securities regulatory authorities; (b) the Depositary; (c) any other parties involved in the Amalgamation; and (d) legal counsel to any of the foregoing.

STEP 3: PROVIDE REGISTRATION, DELIVERY INSTRUCTIONS AND CERTIFICATIONS

All Savanna Shareholders must complete this Step.

The Depositary, Savanna and Total are hereby authorized and directed to cause a DRS Statement representing the Total Shares and a cheque for the aggregate Redeemable Preferred Share Redemption Amount, which the registered Savanna Shareholder is entitled to receive in accordance with the terms of the Amalgamation and the Amalgamation Agreement, as applicable, to be registered in the name of the undersigned (unless alternative registration is required in the manner set forth below), which shall be sent by mail to the address specified or held for pick up, if so indicated.

BOX A REGISTRATION INSTRUCTIONS (See section 2 of the Instructions)	BOX B DELIVERY INSTRUCTIONS (See section 2 of the Instructions)

Register the DRS Statement and issue the cheque to:	Deliver the DRS Statement and the cheque to the name and address specified below (unless BOX C is checked):
Name:
(Please Print)	In the Name of
(Please Print)

Address:
Address:

(Include postal or zip code)
(Include postal or zip code)
Social Insurance Number:

BOX C HOLD FOR PICK-UP (See section 2 of the Instructions)
☐ Check here if the Amalgamation Consideration is to be held for pick-up (other than mailed) at the office of the Depositary at which this Letter of Transmittal is deposited.

BLOCK D U.S. STATUS

ALL SAVANNA SHAREHOLDERS MUST PLACE A CHECKMARK IN THE APPLICABLE BOX BELOW.

☐    The Savanna Shareholder is not a U.S. Person, a person in the United States, a person providing a U.S. address or a person acting for the account or benefit of a U.S. Person or a person in the United States.

☐    The Savanna Shareholder is a U.S. Person, a person in the United States, a person providing a U.S. address or a person acting for the account or benefit of a U.S. Person or a person in the United States.

For the definition of “U.S. Person”, see Instruction 10.

If you are a U.S. Person or acting on behalf of a U.S. Person, then in order to avoid backup withholding you must complete the Internal Revenue Service (“IRS”) Form W-9, enclosed herewith, or otherwise provide certification that you are exempt from backup withholding, as provided in Instruction 10 herein. If you are a person located in the United States or providing a U.S. address, but you are not a U.S. Person and are not acting on behalf of a U.S. Person, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Depositary. Such form are also available on the IRS website at www.irs.gov.

STEP 4: EXECUTION OF LETTER OF TRANSMITTAL

All Savanna Shareholders must complete and sign below.

Savanna Shareholders whose Savanna Shares are registered in the name of a nominee should contact their stock broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Savanna Shares.

Dated:

Authorized Signature of Guarantor (if required under sections 3 or 4 of the Instructions)	Signature of Savanna Shareholder or Authorized Representative (see sections 3 and 5 of the Instructions)

Name of Guarantor (please print or type)	Address of Savanna Shareholder

Address of Guarantor (please print or type)	Daytime Telephone Number of Savanna Shareholder

Facsimile Number of Savanna Shareholder

Social Insurance Number or U.S. Resident Taxpayer Identification Number (must be provided)

Name of Savanna Shareholder (please print of type)

Name of Authorized Representative, if applicable (please print or type)

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	In order to be eligible to receive the Amalgamation Consideration, a duly completed and executed copy of this Letter of Transmittal (or a manually executed facsimile hereof) as required by the instructions set forth below, together with accompanying Savanna Certificates and all other required documents must be received by the Depositary at one of its offices specified on the back page of this document.

(b)	The method used to deliver this Letter of Transmittal and any accompanying Savanna Certificates and all other documents that may be required by the Depositary is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received by the Depositary at one of its offices specified on the back page of this Letter of Transmittal. It is recommended that the necessary documentation be hand delivered to the Depositary, at its office specified on the back page of this Letter of Transmittal, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used and that proper insurance be obtained and a return receipt requested. Savanna Shareholders whose Savanna Shares are registered in the name of a nominee should contact their stock broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Savanna Shares.

2.	Registration and Delivery Instructions

The boxes entitled “Registration Instructions” and “U.S. Status” must be completed by all Savanna Shareholders. One of the boxes entitled “Delivery Instructions” or “Hold for Pick-Up” must also be completed or checked, as applicable. In the event that the boxes entitled “Registration Instructions” and “Delivery Instructions”, as applicable, are not completed by a holder of Savanna Shares, the DRS Statement representing the Total Shares and the cheque for the aggregate Redeemable Preferred Share Redemption Amount to be issued to such holder shall be registered in the name of such holder as such name appears on the register of holders of Savanna Shares and shall be delivered to the address otherwise indicated by the holder, or where no such address is indicated, to the holder’s latest address appearing on the register of holders of Savanna Shares. See also section 4 “Guarantee of Signatures” below.

3.	Signatures

(a)	This Letter of Transmittal must be duly completed and executed by the Savanna Shareholder or by such Savanna Shareholder’s duly authorized representative (in accordance with section 5 “Fiduciaries, Representatives and Authorizations” below).

(b)	If this Letter of Transmittal is executed by the registered owner(s) of the accompanying Savanna Certificates, such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such Savanna Certificates without any change whatsoever, and the Savanna Certificates need not be endorsed. If such transmitted Savanna Certificates are owned by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)	If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Savanna Shares or if the DRS Statement representing the Total Shares and/or the cheque for the aggregate Redeemable Preferred Share Redemption Amount is to be issued to a person other than the registered holder(s):

(i)	such deposited Savanna Certificates must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the Savanna Certificates and must be guaranteed as noted in section 4 “Guarantee of Signatures” below.

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Savanna Shares, or if the DRS Statement representing the Total Shares and cheque for the aggregate Redeemable Preferred Share Redemption Amount are to be issued in a name other than the name of the registered owner(s) of the Savanna Shares, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I Chartered Bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact, or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either Savanna, Total or the Depositary, at their sole discretion, may require additional evidence of such person’s authority or additional documentation.

6.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all Savanna Certificates, additional certificate numbers and the number of Savanna Shares represented thereby may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Savanna Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal must be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing Savanna Shareholders by execution of this Letter of Transmittal (or a copy thereof) waive any right to receive any notice by the Depositary.

(d)	The holder of the Savanna Shares that are the subject of this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(e)	Additional copies of the Letter of Transmittal may be obtained on request and without charge from the Depositary at any of their offices at the addresses listed on the back page of this document.

(f)	It is strongly recommended that prior to completing a Letter of Transmittal the person signing above read the accompanying Information Circular and discuss any questions with his/her/its tax advisor.

7.	Lost Certificates

If a Savanna Certificate which immediately prior to the Effective Time represented an interest in outstanding Savanna Shares has been lost, stolen or destroyed, upon the making of an affidavit to Savanna’s transfer agent of that fact by the person claiming such Savanna Certificate to have been lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost, stolen or destroyed certificate the Amalgamation Consideration to which the holder is entitled pursuant to the Amalgamation and the Amalgamation Agreement, as applicable (and any dividends or distributions with respect thereto) as determined in accordance with the Amalgamation Agreement. The person who is entitled to receive a DRS Statement representing the Total Shares and a cheque for the aggregate Redeemable Preferred Share Redemption Amount in exchange for the disposition of Savanna Shares represented by such lost, stolen or destroyed Savanna Certificate must, as a condition precedent to the receipt thereof, give a bond satisfactory to each of Total, Savanna and Computershare Trust Company of Canada in such form as is satisfactory to Total, Savanna and Computershare Trust Company of Canada, or shall otherwise indemnify Total, Savanna and Computershare Trust Company of Canada, to the reasonable satisfaction of such parties, against any claim that may be made against any of them with respect to the Savanna Certificate alleged to have been lost, stolen or destroyed.

8.	Fractional Shares

No fractional Total Shares shall be issued pursuant to the Amalgamation. In lieu of any fractional Total Share, each holder of Savanna Shares otherwise entitled to a fractional interest in a Total Share will only be entitled to receive the nearest whole number of a Total Share (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

9.	Cessation of Rights

Subject to any applicable Laws relating to unclaimed personal property, each Savanna Certificate formerly representing Savanna Shares that is not validly deposited with the Depositary together with a duly completed and executed Letter of Transmittal and any other documents the Depositary reasonably requires on or before the last Business Day prior to the third anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature, including the right of the holder of such Savanna Shares to receive the consideration that the holder is entitled pursuant to the Amalgamation. In such case, the DRS Statement representing the Total Shares and the cheque representing the aggregate Redeemable Preferred Share Redemption Amount to which the holder is entitled to pursuant to the Amalgamation (including any dividends or other distributions in respect of the Total Shares) shall be returned by the Depositary to Total and the Total Shares and the cheque representing the aggregate Redeemable Preferred Share Redemption Amount shall be returned to Total.

10.	U.S. Persons

For purposes of this Letter of Transmittal, a “U.S. Person” is a beneficial owner of the Savanna Shares that is: (a) an individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes; (b) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) or a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Under U.S. federal income tax Laws, as described in more detail below, the Offeror (and its paying agent) may be required to impose backup withholding tax at a rate of 28% on any cash payment (including payment of the Cash Consideration) made to a U.S. Person pursuant to the Amalgamation.

To avoid backup withholding on any payment made to a U.S. Person (or any person acting on behalf of a U.S. Person), each U.S. Person must provide his, her or its correct U.S. Taxpayer Identification Number (TIN) (generally, such person’s social security or federal employer identification number), or the TIN of the person on whose behalf such U.S. Person is acting, and certain other information, by completing the enclosed IRS Form W-9. See the instructions enclosed with the IRS Form W-9. If a U.S. Person does not have a TIN, the U.S. person should apply for a TIN as described in the instructions to IRS Form W-9 and write “Applied For” in the space provided for the TIN. If a U.S. Person does not provide a certified TIN by the time of payment, 28% backup withholding tax will be deducted from all cash payments made to such U.S. Person. If a U.S. Person fails to furnish its correct TIN on IRS Form W-9, such person may be subject to penalties imposed by the IRS. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment.

Certain Savanna Shareholders (including, among others, corporations) are exempt from these backup withholding and reporting requirements. Exempt persons who are U.S. Persons should indicate their exempt status on the IRS Form W-9 by entering their correct TIN, marking the appropriate box and signing and dating the IRS Form W-9 in the space provided.

If the enclosed IRS Form W-9 is not applicable to a Savanna Shareholder because such holder is not a U.S. Person but provided a mailing address in the United States, such holder will instead need to submit an appropriate and properly completed IRS Form W-8, Certificate of Foreign Status, signed under penalty of perjury. An appropriate IRS Form W-8 may be obtained from the Depositary or from the IRS website at www.irs.gov.

Each Savanna Shareholder is urged to consult his, her or its own U.S. tax advisor to determine whether such holder is required to furnish an IRS Form W-9, is exempt from backup withholding and information reporting, or is required to furnish an IRS Form W-8.

A SAVANNA SHAREHOLDER THAT FAILS TO COMPLETE PROPERLY THE ENCLOSED IRS FORM W-9 SET FORTH IN THE LETTER OF TRANSMITTAL OR, IF APPLICABLE, THE APPROPRIATE IRS FORM W-8 MAY BE SUBJECT TO BACKUP WITHHOLDING FROM ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER. BACKUP WITHHOLDING IS NOT AN ADDITIONAL TAX. RATHER, THE TAX LIABILITY OF PERSONS SUBJECT TO BACKUP WITHHOLDING WILL BE REDUCED BY THE AMOUNT OF TAX WITHHELD. IF WITHHOLDING RESULTS IN AN OVERPAYMENT OF TAXES, A REFUND MAY BE OBTAINED BY FILING A TAX RETURN WITH THE IRS. THE DEPOSITARY CANNOT REFUND AMOUNTS WITHHELD BY REASON OF BACKUP WITHHOLDING.

Form **W-9** (Rev. December 2014) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships above. What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3. Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is asingle-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.” Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for THEN the payment is exempt for Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and Exempt payees 1 through 4 patronage dividends Payments over $600 required to be Generally, exempt payees reported and direct sales over $5,0001 1 through 52 Payments made in settlement of Exempt payees 1 through 4 payment card or third party network transactions 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint The actual owner of the account or, account) if combined funds, the first individual on the account1 3. Custodian account of a minor The minor2 (Uniform Gift to Minors Act) 4. a. The usual revocable savings The grantor-trustee1 trust (grantor is also trustee) b. So-called trust account that is The actual owner1 not a legal or valid trust under state law 5. Sole proprietorship or disregarded The owner3 entity owned by an individual 6. Grantor trust filing under Optional The grantor* Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) For this type of account: Give name and EIN of: 7. Disregarded entity not owned by an The owner individual 8. A valid trust, estate, or pension trust Legal entity4 9. Corporation or LLC electing The corporation corporate status on Form 8832 or Form 2553 10. Association, club, religious, The organization charitable, educational, or other tax- exempt organization 11. Partnership or multi-member LLC The partnership 12. A broker or registered nominee The broker or nominee 13. Account with the Department of The public entity Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 14. Grantor trust filing under the Form The trust 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B)) 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2. *Note. Grantor also must provide a Form W-9 to trustee of trust. Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Computershare Privacy Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you—from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

OFFICES OF THE DEPOSITARY

BY MAIL

COMPUTERSHARE INVESTOR SERVICES INC.

P.O. BOX 7021

31 ADELAIDE STREET EAST

TORONTO, ONTARIO M5C 3H2

ATTENTION: CORPORATE ACTIONS

BY REGISTERED MAIL, HAND OR COURIER

Calgary Computershare Investor Services Inc. 600, 530 - 8th Avenue SW Calgary, Alberta T2P 3S8 Attention: Corporate Actions	Toronto Computershare Investor Services Inc. 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

TOLL FREE: 1-800-564-6253 (CANADA AND U.S.)

TELEPHONE: 1-514-982-7555 (OUTSIDE NORTH AMERICA)

E-MAIL: CORPORATEACTIONS@COMPUTERSHARE.COM

Any questions and requests for assistance may be directed by shareholders to the Depositary at the telephone numbers and locations set out above.